FIFTH OFFICE COMPLEX LEASE AMENDMENT

THIS FIFTH OFFICE COMPLEX LEASE AMENDMENT (this “Fifth Amendment”), effective January 31, 2018, is entered into by and between FEDERAL HOME LOAN BANK OF TOPEKA, a federally chartered corporation (“Lessor”) and SECURITY BENEFIT LIFE INSURANCE COMPANY, a Kansas stock insurance company (“Lessee”) in order to amend that certain Office Complex Lease dated March 25, 2002, as previously amended by that certain Office Complex Lease Amendment dated February 21, 2003, that certain Second Office Complex Lease Amendment dated October 31, 2005, that certain Office Complex Lease Third Amendment dated October 4, 2013, and that certain Fourth Office Complex Lease Amendment dated May 11, 2017 (collectively, the “Existing Lease” and, as modified by this Fifth Amendment, the “Lease”);

WHEREAS, the Lease is part of the Contract for Sale, Repurchase and Leaseback of Real Estate (“Sale Contract”) dated March 25, 2002 between the Lessor and Lessee whereby Lessor purchased certain real estate and improvements from Lessee; subsequently leased back part of said real estate and improvements under a financing lease to Lessee (defined in the Lease as the “Premises”); and occupied the remaining part of said real estate and improvements (defined in the Lease as the “Lessor’s Space”);

WHEREAS, capitalized terms used in this Fifth Amendment, but not defined herein have the meanings assigned to them in the Existing Lease or the Sale Contract;

WHEREAS, in accordance with Paragraph 6.1 of Section Six of the Existing Lease, Lessor may terminate its occupancy on or after May 31, 2017 and before May 31, 2022 by initiating the sale of Lessor’s Space to Lessee;

WHEREAS, on March 31, 2015, Lessor provided Lessee with a Notice of Termination of FHLBank Occupancy (“Notice”) to initiate the sale of Lessor’s Space to Lessee, a copy of which Notice is attached hereto as Exhibit A and made a part hereof;

WHEREAS, with the exception of the Temporary Space (as specifically defined in the Fourth Office Complex Lease Amendment), Lessor will vacate Lessor’s Space by 5:00 p.m. on January 31, 2018;

WHEREAS, on January 31, 2018, Lessor and Lessee desire to sell, transfer and convey all of Lessor’s right, title and interest in Lessor’s Space to Lessee in exchange for Lessee’s payment of the applicable purchase price in immediately available funds on or before such date;

WHEREAS, Lessor and Lessee also desire to amend the Existing Lease and the Sale Contract to eliminate any and all provisions requiring Lessor to provide a special warranty deed in connection with the sale, transfer and conveyance of either the Lessor’s Space or the Premises, as separate parcels, because the Property (SBG Complex) is not currently subdivided into plots with real property descriptions that correspond to the Lessor’s Space or the Premises;

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements set forth herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

SECTION ONE
Incorporation of Recitals

1.1 The foregoing recitals are hereby incorporated into and made a part of this Fifth Amendment.

SECTION TWO
Amendment of Existing Lease and Sale Contract

2.1 The Existing Lease and the Sale Contract are hereby amended to eliminate any and all provisions specifically requiring (i) Lessor to provide a special warranty deed in connection with the sale, transfer and conveyance of the Lessor’s Space as a separate parcel, or (ii) Lessor to provide a special warranty deed in connection with the sale transfer and conveyance of the Premises as a separate parcel. The Property has not been subdivided into plots that correspond to a real property description of the Lessor’s Space or the Premises.

2.2 Paragraph 6.6 of Section Six of the Office Complex Lease dated March 25, 2002 between the Lessor and Lessee is hereby deleted in its entirety and replaced with the following:

6.6 If Lessee does not exercise its option under paragraph 6.5, Lessor agrees to sell, transfer and convey all of its right, title, and interest in the Property (including in the Building and any other improvements then thereon) to Lessee by special warranty deed on June 1, 2022, free of any liens and encumbrances created by Lessor, for the sum of One Dollar ($1.00), subject to Lessee’s payment of all rent and all other obligations of this Lease. If Lessee does exercise its option to purchase Lessor’s interest in the Premises under paragraph 6.5, Lessor agrees to make the foregoing sale, transfer and conveyance of the Property (including in the Building and any other improvements then thereon) on the date that Lessee pays the purchase price and any applicable prepayment fee to Lessor in immediately available funds.

SECTION THREE
Sale, Transfer and Conveyance of Lessor’s Space

3.1 In accordance with Section Six of the Existing Lease, as amended by this Fifth Amendment, and subject to all terms and conditions of the Lease and the Sale Contract, the Lessor agrees to sell, transfer, and convey all of its right, title, and interest in Lessor’s Space, free of any liens and encumbrances created by Lessor, on January 31, 2018 (“Sale Date”) to Lessee subject to Lessee’s obligation to pay Lessor the applicable purchase price on or before the Sale Date.

SECTION FOUR
Purchase Price of Lessor’s Space

4.1 Subject to Section 4.2 of this Fifth Amendment, in accordance with Section Six of the Existing Lease, the applicable purchase price of the Lessor’s Space that Lessee must pay to Lessor on or before the Sale Date is $2,826,177.13 (“Purchase Price”).

4.2 In accordance with Paragraph 6.2 of Section Six of the Existing Lease, the Lessee’s Purchase Price shall be reduced by $432,913.47 because the Lessor is vacating the Lessor’s Space prior to May 31, 2022. The reduced Purchase Price due from Lessee to Lessor on the Sale Date is $2,393,263.66.

SECTION FIVE
Other Fees and Expenses

5.1 In accordance with the Fourth Office Complex Lease Amendment made as of May 11, 2017, Lessee shall pay Lessor $20,000.00 on or before the Sale Date for the agreed upon furniture, fixtures and equipment in the Lessor’s Space (which excludes furniture, fixtures and equipment in the Temporary Space). Lessor shall provide Lessee with a bill of sale conveying good title to such furniture, fixtures and equipment, a form of which is attached hereto as Exhibit B and made a part hereof, on or before the Sale Date. Lessor shall provide Lessee with a bill of sale in substantially the form in Exhibit B for the agreed upon furniture, fixtures and equipment in the Temporary Space after Lessor vacates the Temporary Space.

5.2 Lessee’s monthly lease payments under the Lease will increase by $16,816.31 per month (monthly rent for Pavilion 1C).

5.3 Lessor will owe its pro rata share of property taxes, utilities, insurance premiums, etc. in accordance with the Lease through the Sale Date.

SECTION SIX
Miscellaneous

6.1 Except as modified in this Fifth Amendment, all other terms and conditions of the Existing Lease remain unchanged and in full force and effect, except to the extent they are inconsistent with the provisions of this Fifth Amendment. If any inconsistencies exist between this Fifth Amendment and the Existing Lease, the terms and provisions of this Fifth Amendment shall control. This Fifth Amendment will not be binding and effective until at least one counterpart has been executed by both Lessor and Lessee. The provisions of this Fifth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

REST OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have caused this Fifth Amendment to be executed effective as of the date first above written.

LESSOR:
FEDERAL HOME LOAN BANK OF TOPEKA
a federally chartered corporation

Attest: /s/ Patrick C. Doran	By: /s/ Mark E. Yardley Name: Mark E. Yardley Title: President & CEO

ACKNOWLEDGMENT

STATE OF KANSAS COUNTY OF SHAWNEE	) ) SS. )

On this day 26th of January, 2018, before me, the undersigned, a Notary Public, appeared Mark E. Yardley who being before me duly sworn did say that he is President and CEO of the Federal Home Loan Bank of Topeka, a federally chartered corporation existing under the laws of the United States of America and authorized to do business in Kansas, and that said instrument was signed on behalf of said entity, and said officer acknowledged said instrument to be executed for the purposes therein stated and as the free act and deed of said entity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

/s/ Eric K. Jennings

Notary Public in and for said State

My commission expires: 5/24/20

LESSEE:
SECURITY BENEFIT LIFE INSURANCE COMPANY
a Kansas stock insurance company

Attest: /s/ John F. Guyot	By: /s/ Doug Wolff Name: Doug Wolff Title: President

ACKNOWLEDGMENT

STATE OF KANSAS COUNTY OF SHAWNEE	) ) SS. )

On this day 29th of January, 2018, before me, the undersigned, a Notary Public, appeared Doug Wolff who being before me duly sworn did say that he is President of Security Benefit Life Insurance Company, a Kansas stock insurance company duly authorized and existing under the laws of the State of Kansas, and that said instrument was signed on behalf of said entity, and said officer acknowledged said instrument to be executed for the purposes therein stated and as the free act and deed of said entity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

/s/ Aldan L. Koster

Notary Public in and for said State

My commission expires: 3/28/2021

EXHIBIT A
Notice of Termination

REST OF PAGE INTENTIONALLY LEFT BLANK

VIA HAND DELIVERY and EMAIL

March 31 2015

Barry Ward
Senior Vice President and Chief Financial Officer
Security Benefit Life Insurance Company
One SW Security Benefit Place
Topeka, Kansas 66636

Re: Notice of Termination of FHLBank Occupancy

Dear Mr. Ward:

Security Benefit Life Insurance Company (SBL) as Lessee and the Federal Home Loan Bank of Topeka (FHLBank) as Lessor are parties to an Office Complex Lease Agreement dated March 25, 2002, as amended (the Lease Agreement) as well as a Pavilion 1C Improvement Agreement, entered into by the parties on October 31, 2005 (the Improvement Agreement).

Paragraph 6.1 of the Lease Agreement provides either party may terminate FHLBank’s occupancy and initiate the sale of all of FHLBank’s rights, title and interest in the FHLBank Pavilion upon three years’ prior written notice to the other party.

Please consider this letter written notice of FHLBank’s intent to terminate its occupancy and initiate the sale of the FHLBank Pavilion to SBL on March 31, 2018. When FHLBank financed the construction of the Office Complex, it essentially prepaid rent of $8,275,411.09 for its use of the FHLBank Pavilion. SBL is obligated to purchase the FHLBank pavilion for the unamortized balance of $8,275,411.09, adjusted as noted in the paragraph below, on March 31, 2018. We estimate this amount to be $2,731,984.90.

Because FHLBank is terminating its occupancy, Paragraph 6.2 of the Lease Agreement states that the balance due to FHLBank on March 31, 2018 is reduced by “an amount equal to $500,000 multiplied by a fraction, the numerator of which shall be the number of days between the date of such sale and May 31, 2022, and the denominator of which shall be 1,826.” FHLBank’s planned date of evacuation is March 31, 2018. Accordingly, we estimate this amount equates to approximately $416,750. In addition, on March 31, 2018, FHLBank will transfer its interest in the FHLBank Pavilion to SBL by special warranty deed.

Please note this notice does not terminate or otherwise amend the Lease Agreement nor does it eliminate SBL’s obligation to continue monthly lease payments under the Lease Agreement. Please also note that effective on March 31, 2018, SBL’s monthly payments will increase by $16,816.31 per the requirements of Paragraph 2.2 of the Lease Agreement, as amended by Paragraph 4 of the Second Office Complex Lease Amendment dated October 31, 2005 by and between FHLBank and SBL.

Paragraph 12.1 of the Lease Agreement states that SBL may require removal of any improvements, alterations, and additions made by FHLBank after construction of the building was completed. SBL may also require FHLBank to repair any damage occasioned by such removal. Conversely, Paragraph 9 of the Improvement Agreement requires FHLBank to remove any or all Improvements, as defined in the Improvement Agreement, designated by SBL and return FHLBank’s space, Pavilion 1C, the Premises and the Building to the condition as it existed before the execution of the Improvement Agreement, reasonable wear and tear, damage by unavoidable casualty, and changes not made by FHLBank excepted. We anticipate the parties will find mutually agreeable terms with regard to FHLBank’s evacuation of its space.

Sincerely,

/s/ David S. Fisher
Dave Fisher
Senior Executive Vice President and Chief Operating Officer

FHLBank Topeka

Copy to:

John G. Guyot, Esq.
Senior Vice President, General Counsel and Secretary
Security Benefit Life Insurance Company
One SW Security Benefit Place
Topeka, Kansas 66636

EXHIBIT B
Bill of Sale

FOR AND IN CONSIDERATION OF the payment of $20,000 by Security Benefit Life Insurance Company (“Lessee”) to Federal Home Loan Bank of Topeka (“Lessor”), the receipt of which is hereby acknowledged by Lessor:

Lessor does hereby sell, assign, and transfer to Lessee good title to all furniture, fixtures and equipment, including but not limited to, existing offices, meeting rooms, carpet, and other flooring (“FF&E”) currently in the Lessor’s Space, but excluding FF&E in or used to service the Temporary Space, all as more fully described and defined in the Fourth Office Complex Lease Amendment made as of May 11, 2017, by and between Lessor and Lessee.

Lessor represents and warrants that Lessor is the lawful owner of the FF&E transferred hereunder, free and clear of all liens or encumbrances of any nature whatsoever.

Lessor and Lessee agree that this Bill of Sale is subject to all terms and conditions of the Fourth Office Complex Lease Amendment. Capitalized terms used in this Bill of Sale, but not defined herein have the meanings assigned to them in the Fourth Office Complex Lease Amendment.

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be executed effective as of January 31, 2018.

LESSOR:
FEDERAL HOME LOAN BANK OF TOPEKA
a federally chartered corporation

By:
Name: Mark E. Yardley
Title: President & CEO

Attest:

LESSEE:
SECURITY BENEFIT LIFE INSURANCE COMPANY
a Kansas stock insurance company

By:
Name:
Title:

Attest: